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                                                                     EXHIBIT (9)






                                                November 22, 1996


Board of Directors
Merrill Lynch Life Insurance Company
800 Scudders Mill Road
Plainsboro, New Jersey 08536

To The Board Of Directors:

In my capacity as General Counsel of Merrill Lynch Life Insurance Company (the "Company"), I have supervised the preparation of Post Effective Amendment No. 8 to the registration statements on Form N-4 of the Merrill Lynch Life Variable Annuity Separate Account (the "Account") File No. 33-43053 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. Such registration statements describe certain individual variable annuity contracts which will participate in the Account.

I am of the following opinion:

1. The Company has been duly organized under the laws of the State of Arkansas and is a validly existing corporation.

2. The individual variable annuity contracts, when issued in accordance with the prospectus contained in the aforesaid registration statements and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

3. The Account is duly created and validly existing as a separate account of the Company pursuant to Arkansas law.

4. The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statements and to the reference to me under the caption "Legal Matters" in the prospectus contained in said registration statements.

                                                      Very truly yours,

                                                      /s/ Barry G. Skolnick

                                                      Barry G. Skolnick
                                                      Senior Vice President, and
                                                      General Counsel